For Release 1 p.m. PDT
Aug. 18, 2008

Trubion Pharmaceuticals Announces Appointment of New Chief Medical Officer

SEATTLE, Aug. 18, 2008 — Trubion Pharmaceuticals, Inc. (NASDAQ: TRBN), today announced that Scott C. Stromatt, M.D., has been appointed Trubion’s senior vice president and chief medical officer (CMO). Dr. Stromatt replaces Daniel J. Burge, M.D., who will be resigning his position with the company for personal reasons in late August 2008.

Dr. Stromatt has extensive experience related to the development and commercialization of novel therapies. Most recently, he was executive vice president of clinical and regulatory affairs at Cell Therapeutics in Seattle. While at Cell Therapeutics, Dr. Stromatt managed global clinical research programs for several product candidates in a variety of oncology indications. Before holding this role at Cell Therapeutics, Dr. Stromatt was vice president of clinical research and chief medical officer at Northwest Biotherapeutics in Bothell, Wash.

“Dr. Stromatt’s experience, particularly in the area of rheumatology and oncology drug development, is a great fit for Trubion as we continue to expand our product pipeline and develop new product candidates,” said Peter Thompson, M.D., FACP, president, chief executive officer and chairman of Trubion. “We’re thrilled with Scott’s decision to join the Trubion team and we look forward to the positive impact he will have while leading our clinical development activities.”

“At the same time,” Dr. Thompson continued, “I would like to thank Dr. Burge for his many contributions to Trubion. During Dan’s tenure as CMO, the company advanced several alliance-based and proprietary product candidates into clinical evaluation. Dan’s leadership helped us build Trubion into a growing biopharmaceutical company and we wish him the best in his future endeavors.”

Forward Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These statements include, but are not limited to those related to the expansion of Trubion’s product pipeline and its development of new product candidates. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the risk that Trubion is unable to expand its product pipeline or develop new product candidates, and the other risk factors described in the Company’s quarterly report for the quarter ended June 30, 2008 and in the other reports filed by Trubion from time to time with the U.S. Securities and Exchange Commission. These reports are available on the Investors page of the company’s corporate website at http://www.trubion.com. Trubion undertakes no duty to update any forward- looking statement to conform the statement to actual results or changes in the company’s expectations.

About Trubion
Trubion is a biopharmaceutical company that is creating a pipeline of novel protein therapeutic product candidates to treat autoimmune and inflammatory diseases and cancer. The company’s mission is to develop a variety of first-in-class and best-in-class product candidates, customized for optimal safety, efficacy and convenience that it believes may offer improved patient experiences. Trubion’s current product candidates are novel single-chain protein, or SMIP™, therapeutics, and are designed using its custom drug assembly technology. Trubion’s product pipeline includes CD20-directed candidates such as TRU-015 and SBI-087 for autoimmune and inflammatory diseases, developed under the company’s Wyeth collaboration. Trubion’s product pipeline also includes Trubion’s proprietary product candidate, TRU-016, a novel CD37-targeted therapy for the treatment of B-cell malignancies that is currently in Phase 1/2 clinical evaluation. In addition to Trubion’s current product candidates, the company is also developing additional alliance and proprietary product candidates that build on its product development experience. More information is available in the investors section of Trubion’s website: investors.trubion.com.

TRBN-G

For more information, contact:

Trubion Pharmaceuticals, Inc.
Jim DeNike
Senior Director, Corporate Communication
(206) 838-0500
jdenike@trubion.com

Waggener Edstrom Worldwide Healthcare
Colleen Beauregard
Senior Vice President
(617) 576-5790
colleenb@waggeneredstrom.com

# # #